Exhibit 99.2

Q4 and Full Year 2018 Financial Results April 2, 2019 Tracy Pagliara President and CEO Tim Howsman Chief Financial Officer OTCQX: WLMS

2 Forward-looking Statement Disclaimer This presentation contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s restructuring into a services-only operating business and its ability to realize opportunities, including accelerating and funding growth in its core power business, and successfully achieve its growth and strategic initiatives, such as oil and gas and water-related projects and expansion into Canada, expectations for future growth, backlog conversion, revenue, profitability and earnings, the continuing impact of the Company’s cost reduction, reorganization and restructuring efforts, the Company’s ability to implement its liquidity plan, including to refinance its current debt instruments and reduce its debt, ability to improve upon execution of project delivery, the Company’s relationship with current, and ability to obtain new, customers, expectations relating to the Company’s performance, expected work in the energy and industrial markets, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its debt instruments and access letters of credit, ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including the section of the Annual Report on Form 10-K for its 2018 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this presentation. Except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned not to rely upon them unduly. Non-GAAP Financial Measures This presentation will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found on the slides following the “Supplemental Information” slide of this presentation. Cautionary Notes * Note: Unless otherwise noted, all discussion is based upon continuing operations.

3 Consolidated headquarters in Tucker: eliminated over 80% of Dallas corporate headcount • Operating expenses included $17.6 million of restructuring charges and estimated nonrecurring expenses*. Excluding those costs, operating expenses would have been $21.5 million • Current run rate of SG&A** with expected revenue growth achieves goal of 8% to 9% of revenue for 2019 Recapitalized balance sheet: refinanced debt and obtained revolver • Created combination solution for significant working capital needs in Q2 2019 Realigned leadership structure and added experienced talent to drive growth with new customers and markets Finalized aggressive growth strategic plan in January 2019 Increased focus on operational excellence and controls Tangible progress on strategic growth initiatives: • Mid-stream oil & gas, decommissioning, Canada and joint ventures 2018: Completed Restructuring * Estimated nonrecurring expenses were related to various efforts to exit the products businesses, salaries and benefits of terminated employees, and transitioning the corporate office and activities from Dallas to Tucker. ** Selling, General and Administrative expenses

4 SG&A Bridge to Run Rate Run rate SG&A expenses reduced by $17.6 million, or 46%, by end of 2018 Dallas corporate headcount reduced from 39 to 5 during 2018 $0.0 $9.1 $27.9 $25.0 $20.6 $38.2 $1.2 $2.9 $4.4 $20.6 2018 SG&A and Restructuring Charges Severance, Retention Bonuses and Terminated Employees Salaries & Benefits Corp Asset/Lease Disposals Reduction in Legal & Professional Fees All Other 2018 Core Operating SG&A

55 Q4 and 2018 Results (Continuing operations; Compared with prior-year period, unless otherwise noted) Q4 2018 .. Achieved $189 million in revenue as expected .. Gross margin improved 559 basis points to 15.2% • Includes $3.4 million benefit from early contract termination in Q3 2018 .. Operating loss reduced by half .. Restructuring charges and estimated nonrecurring costs total $17.6 million .. 2018 core SG&A establishes run rate for 2019 .. Total backlog increased 48% over year-end 2017 level • Includes all awarded contracts 2018 .. Revenue of $44.4 million .. Gross margin of 12.0% .. Restructuring charges and estimated nonrecurring costs total $6.6 million • Achieved quarterly run rate of ~$5 million when those costs are excluded .. Joint ventures improve growth potential • Arc Energy adds specialty welding capabilities • BWXT expands relationships in Canada .. Won midstream oil & gas pipeline and terminal contracts .. Entered agreement for first Canada project

Company Confidential 66 Nuclear LTA 4% Nuclear Projects 55% Decommissioning 6% Fossil 24% Other Industrial 11% .. Favorable Revenue Mix with Strong End Markets Cost-plus 84% Fixed-price 16% 2018 Revenue $188.9 million Contract Type End Markets Vogtle 3 & 4 revenue: $83 million (1) (1) LTA – Long term maintenance agreement

Company Confidential 77 Q4 2018 vs Q4 2017 Vogtle Units 3 & 4 and maintenance contract offset nonrecurring large projects that benefitted Q4 2017 2018 vs 2017 Increased 4%, or $7.5 million, after excluding 2017 nonrecurring revenue sources: – $4.4 million release of liquidated damage accrual – $1.2 million from divestiture of Hetsco $44.3 $43.1 $48.0 $53.5 $44.4 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 Revenue Bridge Q4 Full Year ($ in millions) $ Change $ Change 2017 Revenue $ 44.3 $ 187.0 Plant Vogtle Units 3 & 4 0.6 32.2 New decommissioning work - 10.5 Timing of scheduled outage -(18.6) Net change in project revenue -(16.6) Reserve release for liquidated damages 1Q17 -(4.4) Hetsco (former subsidiary) -(1.2) Other project revenue (0.5) - Total change $ 0.1 $ 1.9 2018 Revenue $ 44.4 $ 188.9 Revenue $187.0 $188.9 2017 2018

Company Confidential 88 Gross Profit and Margin Q4 2018 vs Q4 2017 Comparator quarter benefitted from $2.8 million of 100% margin revenue from resolution of disputed change orders 2018 vs 2017 Increased as a result of higher volume at Vogtle Units 3 & 4 and elimination of 2017 contract losses Gross Profit Bridge Q4 Full Year ($ in millions) $ Change $ Change 2017 Gross Profit $ 8.0 $ 17.9 2017 contract losses - 9.3 Reserve release for liquidated damages 2Q17 -(4.4) Hetsco (former subsidiary) -(0.6) Net project mix 0.1 6.5 Resolution of disputed change orders (2.8) - Total change (2.7) 10.8 Q4 2018 Gross Profit $ 5.3 $ 28.7 $8.0 $6.5 $6.7 $10.2 $5.3 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 15.0% 14.1% 19.1%18.0% $17.9 $28.7 2017 2018 9.6% 15.2% 12.0%

Company Confidential 99 Operating Expenses Getting Costs in Line Q4 2018 vs Q4 2017 Excluding $2.0 million in restructuring charges and $4.6 million of estimated nonrecurring expenses, operating expenses would have been $5.2 million 2018 vs 2017 Excluding $5.7 million in restructuring charges and $11.9 million in estimated nonrecurring expenses, operating expenses would have been $21.5 million $9.3 $7.2 $10.4 $9.6 $8.8 $7.0 $8.0 $7.9 $9.6 $0.0 $0.0 $2.2 $1.4 $2.0 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 $0.2$0.5 $0.2 $0.2 $0.2 $11.8 $1.7 $0.9 $38.3 $32.5 $5.7 2017 2018 $40.0 $39.1 SG&AD&A Restructuring $0.9$1.7 (1) Depreciation and Amortization expenses (2) Selling, General and Administrative expenses (1) (2)

Company Confidential 1010 ($22.0) ($10.3) $7.3 2017 2018 Operating Income (Loss) Q4 2018 vs Q4 2017 Excluding restructuring charges and estimated nonrecurring expenses, estimated adjusted operating income was about breakeven 2018 vs 2017 Excluding restructuring charges and estimated nonrecurring expenses, estimated adjusted operating income was $7.3 million Improved operating performance and lower costs drove improvement ($1.3) ($0.8) ($6.5) 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 $2.1 $0.7 ($3.7) ($1.5) Operating Income (Loss) Estimated Adjusted Operating Income (Loss)(1) (1) Estimated adjusted operating income (loss) is a non-GAAP financial measure. Please see supplemental slides for a reconciliation from GAAP operating income to non-GAAP estimated adjusted operating income (loss) and other important disclosures regarding the use of non-GAAP financial measures. $0.1

Company Confidential 1111 $0.3 $0.4 ($0.1) $2.9 $1.0 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 ($3.2) ($2.2) ($2.8)($6.0) ($2.7) 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 ($30.0) $(13.8) 2017 2018 (1) Estimated Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for a reconciliation of loss from continuing operations to non-GAAP estimated adjusted EBITDA and other important disclosures regarding the use of non-GAAP financial measures. Loss from Continuing Operations Loss from Continuing Operations and Estimated Adjusted EBITDA(1) ($11.7) $11.5 2017 2018 Estimated Adjusted EBITDA(1) Simplified organization reduces loss Restructuring and transformation drive improvement

12 Creative combination solution resolves high growth working capital needs for outage work in Q2 2019 Improving cash generation to support strong growth plans • Cash generated from operations dedicated to organic growth • Net income plus non-cash items is a proxy for cash generated Plan to refinance term loan following first year when pre-payment penalty lifted With strengthening cash flow and building cash reserves, plan to use cash to reduce debt in 2020 Term loan debt: $33.5 million (net of $1.4 million of unamortized deferred financing costs) • With new term loan, variable rate reduced to 12.5% from 21.1% • Maturity extended to September 2022 from mandatory pre-payment due date in April 2020 Three-year $15 million revolver • LIBOR + 6.0% with a minimum LIBOR rate of 1.0% Improving Cash Generation & Balance Sheet

Company Confidential 1313 $338.0 $501.6 12/31/2017 12/31/18 .. Building Backlog Nuclear LTA 26% Nuclear Projects 52% Canada 1% Fossil 18% Other Industrial 3% Total Backlog by Industry December 31, 2018 Total Backlog ($ millions) Vogtle 3 & 4 backlog: $174 million (1) LTA – Long term maintenance agreement (1) $109.6 $173.3 12/31/2017 12/31/18 12-month Convertible Backlog ($ millions) 48% increase in backlog driven by long-term contract renewal $501.6 million

14 Revenue of approximately $220 million to $240 million • Expect light first quarter and heavily weighted second quarter with outage Gross margin of 11% to 13% SG&A expenses of approximately 8% to 9% of revenue Estimated adjusted EBITDA from continuing operations** of $10 million to $12 million Refinance debt at lower cost by end of year .. 2019 Outlook and Beyond* * Guidance provided on April 1, 2019 ** Estimated Adjusted EBITDA is a non-GAAP financial measure. Please see supplemental slides for notes regarding the use of estimated adjusted EBITDA and forward looking non-GAAP financial measures. 2019 Expectations 2020 and Beyond Developing organization that can scale rapidly Focus on quality and execution; Manage risk Drive cash generation, build equity and reduce debt

Company Confidential 1515 Grow Core Business  Strong performance at Vogtle Units 3 & 4  Positioning to win new long term agreements  Expanding Specialty Services business  Leveraging analog to digital conversion experience and expertise Decommissioning  Developed relationship with leader in decommissioning space  Expanding new customer opportunities  Twenty U.S. nuclear reactors currently in varying stages of decommissioning Energy and Industrial  Awarded multiple midstream oil & gas projects; anticipate additional scope  Bidding on opportunities in wastewater end market  Developing prospects in pulp & paper Canada  Nearly $20 billion in facility refurbishments and upgrades over next 10 years  Awarded initial project  Establishing quality program for qualifications .. Focus on Growth

Supplemental Information OTCQX: WLMS

Company Confidential 1717 Estimated Adjusted Operating Income (Loss) Reconciliation of Operating Income (Loss) to Estimated Adjusted Operating Loss ($ in thousands) 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 Operating income (loss) $ (1,313) $ (787) $ (3,700) $ 658 $ (6,500) Add back: Restructuring charges - 23 2,202 1,436 2,028 Estimated nonrecurring expenses(1) ---- 4,600 Estimated Adjusted Operating Income (loss) $ (1,313) $ (764) $ (1,498) $ 2,094 $ 128 Non-GAAP Financial Measure: Estimated adjusted operating income (loss) is defined as operating income as reported, adjusted for certain items. Estimated adjusted operating income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP, and may not be comparable with the measures as used by other companies. Nevertheless, the Company believes that providing non-GAAP information, such as estimated adjusted operating income, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations. (1) Estimated nonrecurring expenses were related to various efforts to exit the products businesses, salaries and benefits of terminated employees, and transitioning the corporate office and activities from Dallas to Tucker. The quarters do not sum to the full year number as the relevance of the variances were realized at year-end with the completion of the restructuring and transition. Year Ended December 31, 2017 2018 Operating loss $ (22,044) $ (10,329) Add back: Restructuring charges - 5,689 Estimated nonrecurring expenses(1) - 11,900 Estimated Adjusted Operating Income (loss) $ (22,044) $ 7,260

Estimated Adjusted EBITDA

WILLIAMS

Reconciliation of GAAP Loss from Continuing Operations to Estimated Adjusted EBITDA

($ in thousands)	4Q 2017	1Q 2018	2Q 2018	3Q 2018	4Q 2018
Loss from continuing operations	$ (3,178)	$ (2,238)	$ (6,024)	$ (2,840)	$ (2,688)
Add back:					
Depreciation and amortization expense	525	221	220	192	224
Gain on sale of business	-	-	-	-	-
Interest expense, net	7,043	1,378	2,397	3,622	1,593
Restatement expenses	130	130	30	-	-
Stock-based compensation	861	194	313	190	482
Income tax expense (benefit)	(5,142)	285	220	215	(5,120)
Severance costs	9	-	-	-	-
Asset disposition costs	42	326	489	-	-
Restructuring charges	-	23 (1)	2,202 (1)	1,436	2,028
Estimated nonrecurring expenses(2)	-	-	-	-	4,600
Franchise taxes	(29)	65	65	72	(128)
Estimated adjusted EBITDA from continuing operations	$ 261	$ 384	$ (88)	$ 2,887	$ 991

(1) Reclassified $14 and $2,202 in 1Q 2018 and 2Q 2018, respectively, from severance costs, as previously reported, to restructuring charges.
(2) Estimated nonrecurring expenses were related to various efforts to exit the products businesses, salaries and benefits of terminated employees, and transitioning the corporate office and activities from Dallas to Tucker. The quarters do not sum to the full year number as the relevance of the variances were realized at year-end with the completion of the restructuring and transition.

Non-GAAP Financial Measure:

Estimated adjusted EBITDA is defined as consolidated net income before interest expense, net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expenses, bargain purchase gain, foreign currency gain, other expense, net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale-leasebacks, gain on sale of business and net assets held for sale, bank restructuring costs, facility exit costs, restructuring charges, estimated nonrecurring expenses and severance costs. Estimated adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Williams believes that providing non-GAAP information is important for investors and other readers of Williams' financial statements, as they are used as analytical indicators by Williams' management to better understand operating performance. Williams' credit facility also contains ratios based on EBITDA. Because estimated adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, estimated adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Company Confidential 1919 Estimated Adjusted EBITDA Reconciliation of GAAP Loss from Continuing Operations to Estimated Adjusted EBITDA Year Ended December 31, ($ in thousands) 2017 2018 Loss from continuing operations $ (30,019) $ (13,790) Add back: Depreciation and amortization expense 1,673 857 Gain on sale of business and net assets held for sale (239) - Interest expense, net 14,626 8,990 Restatement expenses 3,089 160 Stock-based compensation 2,716 1,179 Income tax expense (benefit) (6,367) (4,400) Bank restructuring costs 350 - Severance costs 1,505 - Asset disposition costs 737 815 Restructuring charges - 5,689 Estimated nonrecurring expenses(1) - 11,900 Franchise taxes 199 74 Estimated Adjusted EBITDA from continuing operations $ (11,730) $ 11,474 Non-GAAP Financial Measure: Estimated adjusted EBITDA is defined as consolidated net income before interest expense, net, income tax expense (benefit), franchise taxes, depreciation and amortization expense, impairment expenses, bargain purchase gain, foreign currency gain, other expense, net, stock-based compensation, restatement expenses, asset disposition costs, net loss on sale- leasebacks, gain on sale of business and net assets held for sale, bank restructuring costs, facility exit costs, restructuring charges, estimated nonrecurring expenses and severance costs. Estimated adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Williams believes that providing non-GAAP information is important for investors and other readers of Williams' financial statements, as they are used as analytical indicators by Williams' management to better understand operating performance. Williams' credit facility also contains ratios based on EBITDA. Because estimated adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, estimated adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. (1) Estimated nonrecurring expenses were related to various efforts to exit the products businesses, salaries and benefits of terminated employees, and transitioning the corporate office and activities from Dallas to Tucker. The quarters do not sum to the full year number as the relevance of the variances were realized at year-end with the completion of the restructuring and transition.

Company Confidential 2020 Non-GAAP Guidance Note Regarding Forward-Looking Non-GAAP Financial Measures The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.